SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 20, 2009

ASCEND ACQUISITION CORP.

(Exact name of registrant as specified in its Charter)

Delaware	000-51840	20-3881465
(State or other	(Commission File	(IRS Employer
jurisdiction of Incorporation)	Number)	Identification Number)

435 Devon Park Drive, Bldg. 400, Wayne, Pennsylvania	19087
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number,
including area code:   (610) 519-1336

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 - Changes in Registrant's Certifying Accountant

On November 3, 2008, Ascend Acquisition Corp. (the “Company”) reported that it had engaged a new independent registered public accounting firm, Malone & Bailey, PC (“Malone”), to audit the Company's financial statements for the year ending December 31, 2008.  On January 20, 2009, the Company dismissed Malone as the Company's independent registered public accounting firm because the Company’s audit partner at Malone resigned from Malone and accepted a position at GBH CPAs, PC.  The Company's Board of Directors approved the decision to end this relationship.  The Company does not have a separate audit committee.

Malone never rendered an audit report on any of the financial statements of the Company, and there had never been: (i) any disagreements between the Company and Malone on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Malone, would have caused Malone to make reference to the subject matter of the disagreement in any report on the Company's financial statements, or (ii) any reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Malone a copy of the disclosures in this Report prior to the filing with the Securities and Exchange Commission ('SEC') and requested that Malone furnish it with a letter addressed to the SEC stating whether or not Malone agrees with the Company's statements applicable to it in this Item 4.01. A copy of the letter dated January 23, 2009 furnished by Malone in response to that request is filed as Exhibit 16.1 to this Report.

On January 20, 2009, the Company engaged a new independent registered public accounting firm, GBH CPAs, PC (“GBH”), to audit the Company's financial statements for the year ending December 31, 2008.  The Company's Board of Directors approved the decision to engage GBH.

During the Company's two most recent fiscal years ended December 31, 2008 and 2007 and through the date of this Report, the Company did not consult with GBH on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company's financial statements, and GBH did not provide either a written report or oral advice to the Company that GBH concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The Company provided GBH a copy of the disclosures in this Report prior to the filing with the SEC and requested that GBH furnish it with a letter addressed to the SEC stating whether or not GBH agrees with the Company's statements applicable to it in this Item 4.01. A copy of the letter dated January 20, 2009 furnished by GBH in response to that request is filed as Exhibit 99.1 to this Report.

Item 9.01.	Financial Statements and Exhibits.
(c)	Exhibits.

Exhibit
Number	Exhibit Title

16.1
Letter furnished by Malone & Bailey, PC in response to the Company's request, addressed to the Securities and Exchange Commission, dated January 23, 2009, indicating its agreement with the statements applicable to it contained in this Report.

99.1
Letter furnished by GBH CPAs, PC in response to the Company's request, addressed to the Securities and Exchange Commission, dated January 20, 2009, indicating its agreement with the statements applicable to it contained in this Report.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCEND ACQUISITION CORP.
(Registrant)

Date: January 23, 2009	By:	/s/ Don K. Rice
Don K. Rice,
Chief Executive Officer